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                                                                   EXHIBIT 3.1mm


                          CERTIFICATE OF INCORPORATION

                                       OF

                           NAUGATUCK TREATMENT COMPANY

        The undersigned, for the purpose of forming a corporation under the provisions of the Stock Corporation Act of the State of Connecticut, does hereby certify that:

        FIRST: The name of the corporation is Naugatuck Treatment Company.

        SECOND: The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, which shall be in addition to the authority of the corporation to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act, are as follows:

        To operate sewage treatment facilities and engage in any other acts related thereto.

        To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease or lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

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        To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

        To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

        (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

        (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

        (c)   franchises, licenses, grants and concessions.

        To have and to exercise all powers granted by law and by the Stock Corporation Act and all legal powers necessary or convenient to effect any or all of the purposes stated in this Certificate of Incorporation or to transact the stated business of the corporation.

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        THIRD: The authorized number of shares of the corporation is 100, all of which are designated as Common shares and are without nominal or par value.

        FOURTH: The minimum amount of stated capital with which the corporation shall commence business is Two Thousand Dollars.

        FIFTH: For the regulation and management of the affairs of the corporation, it is further provided:

        1. Whenever any provision of the Stock Corporation Act shall otherwise require for the approval of any specified corporate action the authorization of at least two-thirds of the voting power of shareholders entitled to vote, any such corporate action shall be approved by the authorization of at least a majority of the voting power of the shareholders entitled to vote; and whenever the corporation shall have one or more classes or series of shares which are denied voting power under the Certificate of Incorporation but the authorization of at least two-thirds of the voting power of said class or series is otherwise required for the approval of any specificed corporate action under the Stock Corporation Act, any such corporate action shall be approved by said class or series by the authorization of at least a majority of the voting power of each such class and of each such series.

        2. To the extent permitted by the Stock Corporation Act, and in conformity with the provisions thereof, any corporate action permitted to be taken at a meeting of shareholders entitled to vote may be taken without a meeting by a consent in writing signed by the holders of at least a majority of the voting power of each class entitled to vote.

        3. Whenever the corporation shall be engaged in the business of exploiting natural resources, dividends may be declared and paid in cash or property and charged against depletion reserves.

        4. To the extent permitted by the Stock Corporation Act, and in conformity with the provisions thereof, distributions in cash or property may be made out of capital surplus available therefor without the authorization of the shareholders of any class of the corporation.

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        5.   To the extent permitted by the Stock Corporation Act, and in conformity with the provisions thereof, acquisitions of its own shares out of unreserved and unrestricted capital surplus may be made by the corporation without the authorization of the shareholders of any class of the corporation.

        6. One or more or all of the directors of the corporation may be removed for cause or without cause by the shareholders entitled to vote for their election. The Board of Directors shall have power to remove any director for cause and to suspend any director pending a final determination that cause exists.

        7. The corporation shall, to the fullest extent permitted by Section 33-320 of the Stock Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section.

        I, the undersigned, do hereby declare under the penalties of false statement that the statements contained in the foregoing document are true and do hereby sign this document at New York, New York, on October 1, 1973.


                                              /s/ Ira J. Krakower
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                                              Ira J. Krakower, Incorporator


                                              FILED State of Connecticut

                                                  OCT 5 - 1973 3-00 PM

                                                  Secretary of State